Exhibit 99.1

VirnetX Announces Voluntary Transfer Listing of its Common Stock to the New York Stock Exchange

ZEPHYR COVE, Nevada.,– July 17, 2020 – VirnetX™ Holding Corporation (NYSE AMERICAN: VHC) (the “Company”, “VirnetX”), an Internet security software and technology company, announced today that it has voluntarily chosen to transfer the listing of its common stock from the NYSE American LLC (“NYSE American”) to the New York Stock Exchange (“NYSE”).

VirnetX anticipates its common stock will begin trading on the NYSE (under its current ticker symbol “VHC”) at the commencement of trading on July 22, 2020, and that its common stock will continue to trade on the NYSE American under the symbol “VHC” until the closing of trading on July 21, 2020.

“Moving to the NYSE ‘Big Board’ will be a very positive move for VirnetX,” said Kendall Larsen, VirnetX CEO and President.  “We expect the NYSE will give us access to a wider group of investors.”

About VirnetX

VirnetX Holding Corporation is an Internet security software and technology company with patented technology for secure communications including 4G LTE and 5G security. The Company’s software and technology solutions, including its secure domain name registry and Gabriel Connection Technology™, are designed to facilitate secure communications and to create a secure environment for real-time communication applications such as instant messaging, VoIP, smart phones, e-Readers and video conferencing. The Company’s patent portfolio includes over 190 U.S. and foreign granted patents/validations and pending applications. For more information, please visit www.virnetx.com.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact, including statements relating to the Company’s uplisting to the NYSE, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on expectations, estimates and projections, and certain assumptions made by management and involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements, including but not limited to, statements relating to the Company’s uplisting to the NYSE.  The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including those under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 16, 2020 and subsequent filings with the Securities and Exchange Commission, as applicable. Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict.  Except as required by law, the Company is under no duty to update any of the forward-looking statements after the date of this press release to conform to actual results.

Contact:
Investor Relations
VirnetX Holding Corporation
415.505.0456
ir@virnetx.com